                                                                   EXHIBIT 99

FOR IMMEDIATE RELEASE

MEDIA CONTACT:                                      INVESTOR  CONTACT:
Carrie Marino                                       Annmarie Russell
Lois Paul & Partners for Open Market, Inc.          Open Market, Inc.
781-238-5734                                        781-359-7589
carrie_marino@lpp.com                               russell@openmarket.com
------------------------------                      --------------------------

            OPEN MARKET NAMES HARLAND LAVIGNE CHAIRMAN OF THE BOARD,
                               PRESIDENT AND CEO

BURLINGTON, MASS. - DECEMBER 4, 2000 - Open Market, Inc. (NASDAQ: OMKT), a leading provider of content-centric eBusiness applications, today announced that Harland K. LaVigne, has been named Chairman of the Board of Directors, President and CEO, effective immediately. LaVigne, age 60, assumed the president and CEO positions on an interim basis in July 2000. Shikhar Ghosh, company founder and former Chairman, will continue to serve as a member of the Board of Directors.

"Harland has made tremendous contributions to Open Market during a challenging transition period, and I am confident that under his leadership the company will achieve increased growth and market success," said Ghosh. "In six years, Open Market has grown from the seed of an idea to a company with $83 million dollars in revenue in 1999." Ghosh added, "I am proud to have served as Open Market's Chairman of the Board during that time and look forward to working with Harland during our next stage of development and growth."

"In my first 100 days with Open Market, I've spent a considerable amount of time traveling and meeting with our customers, partners and employees. I've seen first hand the talented professionals within the company, our strong technology and new suite of content-centric software products, and loyal customers and partners. I believe Open Market has significant potential," said LaVigne. "I intend to tap those strengths while infusing the company with new business practices and policies to better position us for market growth and profitability. I am delighted to be leading the company at this important point in its history," Lavigne noted.

With more than 30 years of experience, LaVigne has successfully managed the growth of large technology companies. In July 1995, he co-founded and then went on to serve as president and chief executive officer of StarBurst Software, a communications software company specializing in content distribution management solutions, which was recently acquired by Adero, Inc. Previously, LaVigne was CEO of SofNet, Inc., a developer of Windows and OS/2 data, voice and facsimile software and president of Atex, Inc, an 800-person division of Eastman Kodak.


                                     (more)

ABOUT OPEN MARKET
Open Market, Inc. makes content-centric eBusiness applications that enable enterprises to effectively manage interactions with their site visitors, customers, and channels. Leveraging the new Java(TM) 2 Platform Enterprise Edition (J2EE(TM)) standard, the Company's software products are built with Java and XML and are layered on top of popular application servers like the BEA WebLogic Server, the iPlanet Application Server and the IBM Websphere Application Server. Open Market's roster of global customers includes publishers and media companies like McGraw-Hill, FT.com (The Financial Times Group) and The New York Times Company, financial services companies like Chase Manhattan Bank, GE Capital, and The Hartford Financial Services Group, and manufacturers like 3Com, BASF and Milacron. The company, headquartered in Burlington, Massachusetts, has customers in 39 countries. Open Market's international head office is in the UK with additional offices in Australia, Canada, France, Germany, Italy, Japan and The Netherlands. Open Market can be reached by calling 1-888-OPEN-MKT (toll-free) or 1-781-359-3000 in the U.S. or +44-1753-838-000 in the U.K. or by visiting http://www.openmarket.com.

                                     ###

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Certain Factors That May Affect Future Results" in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000. These include risks and uncertainties relating to: the Company's history of operating losses, continued development and growth of the Internet, difficulty in predicting quarterly results, lengthy sales cycles for its products, development and maintenance of relationships with systems integrators, possible changes in government regulations, security issues, competitive pressures, attracting and retaining key employees, management of planned growth, risks associated with international operations, our ability to effectively restructure our operations, product development and rapid technological change, dependence on intellectual property rights, litigation, and the Company's ability to integrate FutureTense.

Open Market, Marketing Studio, Catalog Centre, Content Centre, Syndication Centre, Content Server, Transact, IPS, ShopSite, and FutureTense are trademarks or registered trademarks of Open Market, Inc. in the United States and other countries. All other names are used for identification purposes only and may be trademarks of their respective owners. Sun, Sun Microsystems, the Sun Logo, Java and J2EE are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries.